CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Colorado Wyoming Reserve Company on Form S-8 (File No. 333-39979) of our report dated December 23, 1998, relating to the financial statements which appear in this Form 10-KSB.




PricewaterhouseCoopers LLP
Denver, Colorado
November 8, 1999